Wiley Reports Third Quarter Fiscal 2021 Results
March 4, 2021 - Hoboken, NJ – John Wiley & Sons, Inc. (NYSE: JW-A and JW-B), a global leader in research and education, today announced results for the third quarter ended January 31, 2021.

THIRD QUARTER SUMMARY
●	GAAP Results: Revenue of $483 million (+3%) and EPS of $0.39 (-$0.24) due to restructuring charges of $0.28 primarily related to real estate capacity reduction
●	Adjusted Results at constant currency (cc): Revenue +2%, EBITDA +7%, and EPS +6%
●	Full Year Outlook raised for Revenue, Adjusted EBITDA, Adjusted EPS and Free Cash Flow

MANAGEMENT COMMENTARY
“Wiley’s strategic focus and solid execution in open research and online education continue to yield strong results,” said Brian Napack, President and CEO. “During the quarter, we accelerated our Research growth strategy with the acquisition of Hindawi, a rapidly-growing leader in open access publishing, and we strengthened the Wiley network with new university and corporate partners for online degree and talent development services.”

THIRD QUARTER PERFORMANCE

GAAP Measures Unaudited ($millions except for EPS)	Q3 2021	Q3 2020	Change
Revenue	$482.9	$467.1	3%
Diluted EPS	$0.39	$0.63	(38%)
Non-GAAP Measures	Q3 2021	Q3 2020	Change Constant Currency
Revenue	$482.9	$467.1	2%
Adjusted EBITDA	$104.3	$95.5	7%
Adjusted EPS	$0.68	$0.68	6%

Excluding acquisitions and currency impact, revenue declined 1% for the quarter.  Wiley recorded a favorable FX variance of $7.6 million in revenue and $2.1 million in Adjusted EBITDA, and an unfavorable FX variance of $0.04 per share in Adjusted EPS.

Revenue
●
Research Publishing & Platforms rose 3% as reported and 1% at constant currency, with strong growth in open access and inorganic contributions from acquisitions offsetting anticipated subscription revenue pressure.

●
Academic & Professional Learning declined 2% as reported and 4% at constant currency mainly due to COVID-19 impact on test prep and in-person corporate training, and a decline in print book revenue, which offset continued growth in digital content and courseware.

●
Education Services increased 25% as reported and 24% at constant currency, driven by organic revenue growth of 13% from strong online enrollment and new student starts, and the two-month inorganic contribution from mthree (+$8 million).

Adjusted EBITDA
●
Research Publishing & Platforms was even with the prior year at constant currency, as revenue growth, operational efficiencies, and COVID-related expense savings were offset by higher royalties and one-time charges associated with the Hindawi acquisition.

●	Academic & Professional Learning rose 2% at constant currency, reflecting business optimization gains and COVID-related expense savings.
●
Education Services rose $12 million to $13 million, driven by revenue growth and business optimization initiatives, notably sustained improvement in student acquisition costs.  Adjusted EBITDA margin for the quarter was 19%, up from 2% in the prior year.

●	Adjusted Corporate Expenses rose 19% to $44 million mainly due to higher employment-related expenses.

EPS
●	GAAP EPS of $0.39 declined from $0.63 in the prior year, reflecting restructuring charges of $0.28 per share, primarily related to a previously disclosed reduction in Wiley’s real estate footprint.
●
Adjusted EPS of $0.68 compared to $0.68 in the prior year with operating income growth and lower interest expense partially offset by higher FX transaction losses mostly related to the funding of the Hindawi acquisition.  In the quarter, the Hindawi acquisition was dilutive to EPS by approximately $0.12 per share.

Balance Sheet and Liquidity
●	Net debt-to-EBITDA ratio (trailing twelve months) at quarter-end was 2.2 as compared to 1.8 at the end of the year-ago period.
●	Available liquidity was approximately $620 million at quarter-end, including $91 million of cash on hand and $529 million of undrawn credit capacity.

Cash Flow (YTD)
●	Net Cash Provided by Operating Activities was $155 million compared to $89 million in the prior year period, primarily driven by higher cash earnings.
●
Free Cash Flow less Product Development Spending was $80 million compared to $5 million in the prior year, reflecting the improvement in Net Cash Provided by Operating Activities and lower capital expenditures.

●
Share repurchases resumed in January following the announcement of the Hindawi acquisition.  During the brief remaining trading period, Wiley spent approximately $7 million to acquire 146,852 shares at an average cost per share of $48.09.

FISCAL YEAR 2021 OUTLOOK
Based on performance through nine months, Wiley is raising its full year outlook for Revenue, Adjusted EBITDA, Adjusted EPS, and Free Cash Flow.  The updated outlook assumes that current foreign exchange rates prevail through the end of the fiscal year.  The outlook also includes the projected fourth quarter impact of the Hindawi acquisition.  For the full year, the Company continues to anticipate low-single digit revenue growth overall, which includes low-single digit growth in Research, a mid-single digit decline in Academic & Professional Learning, and double-digit growth in Education Services (mid-to-high single digit growth on an organic basis).

Updated projected performance ranges for consolidated Revenue, Adjusted EBITDA, Adjusted EPS, and Free Cash Flow are as follows:

Metric ($millions, except EPS)	Fiscal 2020 Actual	Fiscal 2021 Previous Outlook	Fiscal 2021 Current Outlook
Revenue	$1,831	$1,865 - $1,885	Raised, $1,900 - $1,920
Adjusted EBITDA	$356	$380 - $395	Raised, $395 - $410
Adjusted EPS	$2.40	$2.50 - $2.70	Raised, $2.60 - $2.75
Free Cash Flow	$173	$175 - $200	Raised, $200 - $225

●
Current outlook reflects actual currency impact to date, current exchange rates sustained through Q4 (Euro at $1.18 and Pound Sterling at $1.32), and the approximate four-month impact of the Hindawi acquisition (Revenue +$10M, Adjusted EBITDA neutral, and Adjusted EPS -$0.15).

EARNINGS CONFERENCE CALL
Scheduled for today, March 4 at 10:00 a.m. (ET).  Access the webcast directly at https://event.on24.com/wcc/r/3036824/A98F5D273A4855BB2457F285ACDA49A7, or at Wiley.com under Investor Relations - Events and Presentations at https://www.wiley.com/en-us/investors.  U.S. callers, please dial (844) 418-0103 and enter the participant code 7251548#.   International callers, please dial (236) 714-3019 and enter the participant code 7251548#.

ABOUT WILEY
Wiley drives the world forward with research and education.  Through publishing, platforms, and services, we help researchers, professionals, students, universities, and corporations to achieve their goals in an ever-changing world.  And for more than 200 years, we have delivered consistent performance to all our stakeholders. The Company's website can be accessed at www.wiley.com.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Revenue,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted CTP,” “Free Cash Flow less Product Development Spending,” “organic revenue,” and results on a Constant Currency basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of acquisitions provide a useful comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2021 in connection with our multi-year Business Optimization Program; (xi) the impact of COVID-19 on our operations, performance, and financial condition; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:
Brian Campbell
201.748.6874
brian.campbell@wiley.com

Media Contact:
Katie Roberts
602.373.7233
karoberts@wiley.com

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2021	2020	2021	2020
Revenue, net	$482,912	$467,131	$1,405,249	$1,356,866
Costs and expenses:
Cost of sales	157,636	153,924	457,298	440,433
Operating and administrative expenses	251,242	245,683	735,778	736,233
Restructuring and related charges	20,675	3,298	24,813	18,034
Amortization of intangibles	19,032	15,732	53,089	45,722
Total Costs and Expenses	448,585	418,637	1,270,978	1,240,422

Operating Income	34,327	48,494	134,271	116,444
As a % of revenue	7.1%	10.4%	9.6%	8.6%

Interest expense	(4,853)	(6,309)	(13,928)	(19,173)
Foreign exchange transaction losses	(5,694)	(1,745)	(6,473)	(1,761)
Other income	3,612	4,232	11,769	9,602
Income Before Taxes	27,392	44,672	125,639	105,112

Provision for income taxes	5,231	9,229	18,712	21,355
Effective tax rate	19.1%	20.7%	14.9%	20.3%
Net Income	$22,161	$35,443	$106,927	$83,757
As a % of revenue	4.6%	7.6%	7.6%	6.2%

Weighted Average Number of Common Shares Outstanding
Basic	55,984	56,073	55,967	56,312
Diluted	56,332	56,503	56,230	56,698

Earnings Per Share
Basic	$0.40	$0.63	$1.91	$1.49
Diluted	$0.39	$0.63	$1.90	$1.48

Notes:
(1) The supplementary information included in this press release for the three and nine months ended January 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

In the three months ended January 31, 2021, we completed the acquisition of Hindawi, which is included in our Research Publishing and Platforms segment results.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP EPS to NON-GAAP ADJUSTED EPS - DILUTED
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2021	2020	2021	2020
GAAP Earnings Per Share - Diluted	$0.39	$0.63	$1.90	$1.48
Adjustments:
Restructuring and related charges (A)	0.28	0.04	0.33	0.24
Foreign exchange losses (gains) on intercompany transactions (A)	0.01	0.01	(0.01)	0.02
Impact of increase in U.K. statutory rate on deferred tax balances (B)	-	-	0.12	-
Impact of U.S. CARES Act (C)	-	-	(0.25)	-
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.68	$0.68	$2.09	$1.74

Notes:
(A) The table below shows the net of tax impact of our adjustments to GAAP Earnings Per Share noted above.
	Three Months Ended		Nine Months Ended
	January 31,		January 31,
(amounts in millions)	2021	2020	2021	2020
Net of tax, charges related to the Business Optimization Program	$15.7	$2.9	$18.6	$13.9
Net of tax, (credits) charges related to the Restructuring and Reinvestment Program	$0.0	$(0.4)	$(0.2)	$(0.2)
Net of tax, foreign exchange transaction losses (gains)	$0.2	$0.6	$(0.7)	$1.3

(B) During the first quarter of fiscal 2021, the U.K. officially enacted legislation that increased its statutory rate from 17% to 19%. This resulted in a $6.7 million non-cash deferred tax expense from the re-measurement of the Company’s applicable U.K. net deferred tax liabilities.

(C) In connection with the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") and certain regulations issued in late July 2020, the Company elected to carry back its fiscal year 2020 loss for tax purposes ("NOL") to its fiscal year 2015 and claimed a $20.7 million refund. The NOL carryback to a year when our corporate tax rate was 35%, including certain related benefits, resulted in a $14 million tax benefit. We received the refund in February 2021.

(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP NET INCOME to NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2021	2020	2021	2020
Net Income	$22,161	$35,443	$106,927	$83,757
Interest expense	4,853	6,309	13,928	19,173
Provision for income taxes	5,231	9,229	18,712	21,355
Depreciation and amortization	49,316	43,681	147,253	128,538
Non-GAAP EBITDA	81,561	94,662	286,820	252,823
Restructuring and related charges	20,675	3,298	24,813	18,034
Foreign exchange transaction losses	5,694	1,745	6,473	1,761
Other income	(3,612)	(4,232)	(11,769)	(9,602)
Non-GAAP Adjusted EBITDA	$104,318	$95,473	$306,337	$263,016
Adjusted EBITDA Margin	21.6%	20.4%	21.8%	19.4%

Notes:
(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended January 31,		Favorable (Unfavorable)
	2021	2020	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$229,327	$223,393	3%	1%
Research Platforms	10,523	10,163	4%	4%
Total Revenue, net	$239,850	$233,556	3%	1%

Contribution to Profit	$60,782	$63,861	-5%	-6%
Adjustments:
Restructuring charges	83	40
Non-GAAP Adjusted Contribution to Profit	$60,865	$63,901	-5%	-6%
Depreciation and amortization	20,997	17,056
Non-GAAP Adjusted EBITDA	$81,862	$80,957	1%	0%
Adjusted EBITDA margin	34.1%	34.7%

Academic & Professional Learning:
Revenue, net
Education Publishing	$98,160	$100,982	-3%	-4%
Professional Learning	75,955	77,296	-2%	-4%
Total Revenue, net	$174,115	$178,278	-2%	-4%

Contribution to Profit	$32,606	$28,793	13%	11%
Adjustments:
Restructuring charges	328	1,541
Non-GAAP Adjusted Contribution to Profit	$32,934	$30,334	9%	6%
Depreciation and amortization	17,233	17,806
Non-GAAP Adjusted EBITDA	$50,167	$48,140	4%	2%
Adjusted EBITDA margin	28.8%	27.0%

Education Services:
Revenue, net
Education Services OPM (2)	$56,725	$50,263	13%	13%
mthree (2)	12,222	5,034	#	#
Total Revenue, net	$68,947	$55,297	25%	24%

Contribution to Profit	$5,427	$(5,166)	#	#
Adjustments:
Restructuring charges	71	4
Non-GAAP Adjusted Contribution to Profit	$5,498	$(5,162)	#	#
Depreciation and amortization	7,493	5,987
Non-GAAP Adjusted EBITDA	$12,991	$825	#	#
Adjusted EBITDA margin	18.8%	1.5%

Corporate Expenses:	$(64,488)	$(38,994)	-65%	-65%
Adjustments:
Restructuring charges	20,193	1,713
Non-GAAP Adjusted Corporate Expenses	$(44,295)	$(37,281)	-19%	-19%
Depreciation and amortization	3,593	2,832
Non-GAAP Adjusted EBITDA	$(40,702)	$(34,449)	-18%	-18%

Consolidated Results:
Revenue, net	$482,912	$467,131	3%	2%

Operating Income	$34,327	$48,494	-29%	-32%
Adjustments:
Restructuring charges	20,675	3,298
Non-GAAP Adjusted Operating Income	$55,002	$51,792	6%	3%
Depreciation and amortization	49,316	43,681
Non-GAAP Adjusted EBITDA	$104,318	$95,473	9%	7%
Adjusted EBITDA margin	21.6%	20.4%

(1) The supplementary information included in this press release for the three and nine months ended January 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In May 2020, we moved the IT bootcamp business acquired as part of The Learning House acquisition from Education Services OPM to mthree. As a result, the prior period revenue related to the IT bootcamp business has been included in mthree. There were no changes to our total Education Services or our consolidated financial results. The inorganic revenue from mthree in the three and nine months ended January 31, 2021 was $7.7 million and $32.6 million, respectively.

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)
			% Change
	Nine Months Ended January 31,		Favorable (Unfavorable)
	2021	2020	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$700,482	$668,405	5%	4%
Research Platforms	31,512	29,235	8%	8%
Total Revenue, net	$731,994	$697,640	5%	4%

Contribution to Profit	$204,688	$182,798	12%	11%
Adjustments:
Restructuring (credits) charges	(352)	3,386
Non-GAAP Adjusted Contribution to Profit	$204,336	$186,184	10%	9%
Depreciation and amortization	60,463	51,246
Non-GAAP Adjusted EBITDA	$264,799	$237,430	12%	11%
Adjusted EBITDA margin	36.2%	34.0%

Academic & Professional Learning:
Revenue, net
Education Publishing	$265,349	$268,246	-1%	-2%
Professional Learning	206,269	232,615	-11%	-12%
Total Revenue, net	$471,618	$500,861	-6%	-7%

Contribution to Profit	$62,104	$68,754	-10%	-12%
Adjustments:
Restructuring charges	1,902	5,146
Non-GAAP Adjusted Contribution to Profit	$64,006	$73,900	-13%	-15%
Depreciation and amortization	53,757	51,679
Non-GAAP Adjusted EBITDA	$117,763	$125,579	-6%	-8%
Adjusted EBITDA margin	25.0%	25.1%

Education Services:
Revenue, net
Education Services OPM(2)	$163,248	$151,200	8%	8%
mthree (2)	38,389	7,165	#	#
Total Revenue, net	$201,637	$158,365	27%	27%

Contribution to Profit	$13,410	$(9,782)	#	#
Adjustments:
Restructuring charges	294	1,618
Non-GAAP Adjusted Contribution to Profit	$13,704	$(8,164)	#	#
Depreciation and amortization	21,982	17,007
Non-GAAP Adjusted EBITDA	$35,686	$8,843	#	#
Adjusted EBITDA margin	17.7%	5.6%

Corporate Expenses:	$(145,931)	$(125,326)	-16%	-17%
Adjustments:
Restructuring charges	22,969	7,884
Non-GAAP Adjusted Corporate Expenses	$(122,962)	$(117,442)	-5%	-5%
Depreciation and amortization	11,051	8,606
Non-GAAP Adjusted EBITDA	$(111,911)	$(108,836)	-3%	-3%

Consolidated Results:
Revenue, net	$1,405,249	$1,356,866	4%	3%

Operating Income	$134,271	$116,444	15%	12%
Adjustments:
Restructuring charges	24,813	18,034
Non-GAAP Adjusted Operating Income	$159,084	$134,478	18%	16%
Depreciation and amortization	147,253	128,538
Non-GAAP Adjusted EBITDA	$306,337	$263,016	16%	15%
Adjusted EBITDA margin	21.8%	19.4%

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	January 31,	April 30,
	2021	2020
Assets:
Current Assets
Cash and cash equivalents	$91,321	$202,464
Accounts receivable, net	278,939	309,384
Inventories, net	40,685	43,614
Prepaid expenses and other current assets	84,765	59,465
Total Current Assets	495,710	614,927

Product Development Assets, net	48,528	53,643
Royalty Advances, net	43,755	36,710
Technology, Property and Equipment, net	284,638	298,005
Intangible Assets, net	1,024,887	807,405
Goodwill	1,297,059	1,116,790
Operating Lease Right-of-Use Assets	125,287	142,716
Other Non-Current Assets	106,501	98,598
Total Assets	$3,426,365	$3,168,794

Liabilities and Shareholders' Equity:
Current Liabilities
Accounts payable	$72,937	$93,691
Accrued royalties	143,884	87,408
Short-term portion of long-term debt	12,500	9,375
Contract liabilities	398,477	520,214
Accrued employment costs	103,223	108,448
Accrued income taxes	9,168	13,728
Short-term portion of operating lease liabilities	20,965	21,810
Other accrued liabilities	80,922	72,595
Total Current Liabilities	842,076	927,269
Long-Term Debt	948,241	765,650
Accrued Pension Liability	167,881	187,969
Deferred Income Tax Liabilities	164,583	119,127
Operating Lease Liabilities	153,031	159,782
Other Long-Term Liabilities	86,751	75,373
Total Liabilities	2,362,563	2,235,170
Shareholders' Equity	1,063,802	933,624
Total Liabilities and Shareholders' Equity	$3,426,365	$3,168,794

(1) The supplementary information included in this press release for January 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Nine Months Ended
	January 31,
	2021	2020
Operating Activities:
Net income	$106,927	$83,757
Amortization of intangibles	53,089	45,722
Amortization of product development assets	25,323	26,653
Depreciation and amortization of technology, property, and equipment	68,841	56,163
Other non-cash charges and credits	83,995	51,436
Net change in operating assets and liabilities	(183,349)	(174,844)
Net Cash Provided By Operating Activities	154,826	88,887

Investing Activities:
Additions to technology, property, and equipment	(58,176)	(65,924)
Product development spending	(17,103)	(17,770)
Businesses acquired in purchase transactions, net of cash acquired	(298,590)	(200,642)
Acquisitions of publication rights and other	(18,524)	(1,548)
Net Cash Used in Investing Activities	(392,393)	(285,884)

Financing Activities:
Net debt borrowings	174,170	319,417
Cash dividends	(57,802)	(57,632)
Purchase of treasury shares	(7,063)	(35,000)
Other	6,538	(5,903)
Net Cash Provided By Financing Activities	115,843	220,882

Effects of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	10,631	530

Change in Cash, Cash Equivalents and Restricted Cash for Period	(111,093)	24,415

Cash, Cash Equivalents and Restricted Cash - Beginning	203,047	93,548
Cash, Cash Equivalents and Restricted Cash - Ending	$91,954	$117,963

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING

	Nine Months Ended
	January 31,
	2021	2020
Net Cash Provided By Operating Activities	$154,826	$88,887
Less: Additions to technology, property, and equipment	(58,176)	(65,924)
Less: Product development spending	(17,103)	(17,770)
Free Cash Flow less Product Development Spending	$79,547	$5,193

See Explanation of Usage of Non-GAAP Measures included in this supplemental information.
(1) The supplementary information included in this press release for the nine months ended January 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
Explanation of Usage of NON-GAAP Performance Measures

In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
● Adjusted Earnings Per Share ("Adjusted EPS");
● Free Cash Flow less Product Development Spending;
● Adjusted Revenue;
● Adjusted Operating Income and margin;
● Adjusted Contribution to Profit and margin;
● EBITDA, Adjusted EBITDA and margin;
● Organic revenue; and
● Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well for internal reporting and forecasting purposes, when publicly providing its outlook, to evaluate the Company's performance and calculate incentive compensation. Non-GAAP performance measures do not have standardized meanings prescribed by U.S. GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under U.S. GAAP.

The Company presents these non-GAAP performance measures in addition to U.S. GAAP financial results because it believes that these non-GAAP performance measures provide useful information to investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose. For example:

●        Adjusted EPS, Adjusted Revenue, Adjusted Operating Income, Adjusted Contribution to Profit, Adjusted EBITDA and organic revenue provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

●        Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends and fund share repurchases and acquisitions.

●        Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at “constant currency”), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, the Company has historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, and net income and comparing the Company's financial performance to that of its peer companies and competitors. Based on interactions with investors, we also believe that the Company's non-GAAP performance measures are regarded as useful to our investors as supplemental to our U.S. GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.